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                                                                     EXHIBIT 5.1
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                                                       _____________ __,199__



AmeriCredit Financial Services, Inc.
200 Bailey Avenue
Fort Worth, Texas 76107-1220

                 Re:     AmeriCredit Financial Services, Inc.
                         Automobile Receivables-Backed Securities
                         Series 199__-
                         ----------------------------------------

Gentlemen:

          We have acted as counsel to AmeriCredit Financial Services, Inc. (the "Registrant") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Automobile Receivables-Backed Securities, Series 199__- ("Securities") which the Registrant plans to offer in series, each series to be issued under a separate [pooling and servicing agreement] [trust agreement] (a "[Pooling and Servicing Agreement]" ["Trust Agreement"]), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, among AmeriCredit Financial Services, Inc. (the "Company"), AmeriCredit Receivables Finance Corp., as issuer, AmeriCredit Receivables Corp., as seller, __________________, as back-up servicer, and a trustee to be identified in the prospectus supplement for such series of Securities (the "Trustee" for such series).

          We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.
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AmeriCredit Financial Services, Inc.
_________________  ___, 199_
Page 2


          We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

          Based upon the foregoing, we are of the opinion that:

          1. When, in respect of a series of Securities, a [Pooling and Servicing Agreement] [Trust Agreement] has been duly authorized by all necessary action and duly executed and delivered by the Company, the issuer, the seller, the back-up servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a valid and legally binding obligation of the Company; and

          2. When a [Pooling and Servicing Agreement] [Trust Agreement] for a series of Securities has been duly authorized by all necessary action and duly executed and delivered by the Company, the issuer, the seller, the back-up servicer and the Trustee for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the [Pooling and Servicing Agreement] [Trust Agreement], and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such [Pooling and Servicing Agreement] [Trust Agreement].

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and the related prospectus under the heading "Legal Matters."

          This opinion is furnished by us as counsel to the Registrant and is solely for the benefit of the addressees hereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,